

                                                 EMERGING DELTA CORPORATION
                                                 --------------------------

                                                 STATEMENTS OF CASH FLOWS
                                                 ------------------------

                                         FOR THE YEARS ENDED MARCH 31, 2002 AND 2001
                                        --------------------------------------------


                                                                                    2002           2001
                                                                                   -------        -------

CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income (loss)                                                               $ (6,527)      $  3,444
     Adjustments to reconcile net income (loss) to net cash provided by
       (used in) operating activities-
         Increase (decrease) in accounts payable                                       ---          (1,200)
         Increase (decrease) in income tax payable                                     (368)           368
                                                                                   --------       --------

           Net cash provided by (used in) operating activities                       (6,895)         2,612
                                                                                   --------       --------

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                                     (6,895)         2,612

CASH AND CASH EQUIVALENTS - beginning of year                                       303,841        301,229
                                                                                   --------       --------

CASH AND CASH EQUIVALENTS - end of year                                            $296,946       $303,841
                                                                                   ========       ========


                      The accompanying notes are an integral part of these financial statements.
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                                                    F-6